CUSIP No. 00080S101	Page 15 of 15 pages
EXHIBIT A
JOINT REPORTING AGREEMENT
This will confirm the agreement by and among the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of ABX Air, Inc. is being filed on behalf of each of the parties named below.
Dated: February 14, 2007

THE PABRAI INVESTMENT FUND II, L.P.

By: Dalal Street, LLC, Its General Partner

By:

Mohnish Pabrai, Chief Executive Officer

PABRAI INVESTMENT FUND 3, LTD.

By:

Mohnish Pabrai, President

THE PABRAI INVESTMENT FUND IV, L.P.

By: Dalal Street, LLC, Its General Partner

By:

Mohnish Pabrai, Chief Executive Officer

DALAL STREET, LLC

By:

Mohnish Pabrai, Chief Executive Officer

DALAL STREET, INC.

By:

Mohnish Pabrai, Chief Executive Officer

Harina Kapoor

Mohnish Pabrai